AGREEMENT dated as of April 1, 1993 by and between Dr. Charles
McClelland ("McCLELLAND"), with an office at 3810 May Court, Palo Alto, CA 94303, and Balchem Corporation ('BALCHEM") with executive offices at Slate Hill, New York 10973.

                  McCLELLAND  is  a  recognized   consultant  in  the  field  of
conditional forecasting (the "Field").

                  BALCHEM desires to continue to avail itself of McCLELLAND's consulting services in the Field, in McCLELLAND's capacity as an independent contractor, and McCLELLAND is willing to undertake such services, all on the terms and conditions set forth herein.

                  NOW, THEREFORE, the parties agree as follows:

                  1. McCLELLAND shall afford BALCHEM five consultation periods of approximately 2 to 3 days each in respect of the Field at BALCHEM's Slate Hill offices, commencing April 1, 1993 and ending approximately December 31, 1994, the particular dates of the periods to be as specified by BALCHEM, subject to the reasonable convenience of McCLELLAND.

                  2. BALCHEM shall reimburse McCLELLAND for his reasonable travel and hotel expenses in attending at each consultation period upon submission of documentation from McCLELLAND in support thereof.

                  3. BALCHEM may terminate this Agreement at any time on written notice to McCLELLAND if it is dissatisfied with, or McCLELLAND is unable to continue to furnish, the services of McCLELLAND in the Field.

                  4. In consideration of McCLELLAND's entering into this Agreement, and providing the services called for herein, BALCHEM hereby grants to McCLELLAND the option (the "Option") to acquire for investment for his own account, and not for, or with a view to the distribution thereof, for a period of five years ending March 31, 1998 up to 10,000 shares of common stock, $.06 2/3 per value of BALCHEM, at an exercise price per share of $5.50, as follows:

                           (a)      Up to 3,333 shares at any time prior to the
termination of the Option.

                           (b)      Up to another 3,333 shares at any time after
the furnishing by McCLELLAND of three periods of consulting


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services satisfactory to BALCHEM and prior to the termination of the Option.

                           (c)      Up to another 3,334 shares at any time after
the furnishing by McCLELLAND of five periods of consulting services to BALCHEM and prior to the termination of the Option.

                  At McCLELLAND's written election at any time of exercise of the Option, the shares, or a portion of them, to be issued upon such exercise shall be issued to McCLELLAND and his wife as joint tenants with the right of survivorship.

                  5. Upon the death of McCLELLAND prior to March 31, 1998, the Option shall terminate, provided, however, that McCLELLAND's legal representative(s) may exercise the Option on behalf of the estate of McCLELLAND, to the extent McCLELLAND could have done so on the date of his death, for a period of ninety (90) days following his death.

                  6. The Option may be exercised, subject to the conditions contained herein, by giving BALCHEM written notice of the extent of exercise at its executive offices, together with payment of the exercise price of the shares of stock being acquired.

                  7. Each exercise of the Option shall be conditioned upon the receipt from McCLELLAND (or, in the event of his death, from his legal representative(s)) of a representation that, at the time of such exercise, it is the intent of such person(s) to acquire the shares of investment and not with a view to distribution. The certificates for the unregistered shares issued for investment shall be restricted by BALCHEM as to transfer and legended to such effect pursuant to the requirements of the Securities and Exchange Commission.

                  8. In the event that each of the outstanding shares of Common Stock of BALCHEM (other shares held by dissenting shareholders) should be changed into, or exchanged for, a different number of kind of shares of stock or other securities of Balchem, or, if further changes or exchanges of any stock or other securities into which such Common Stock shall have been changed, or for which it shall have been exchanged, shall be made (whether by reason of merger, consolidation, reorganization, recapitalization, stock dividends, reclassification, split up, combination of shares, or otherwise), then, for each share of Common Stock of BALCHEM subject to the Option there shall be substituted and exchanged therefor the number and kind of shares of stock or other securities into which each outstanding share of


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Common  Stock of BALCHEM  (other than shares  held by  dissenting  shareholders)
shall be so changed or exchanged. In the event of any such changes or exchanges, then, if BALCHEM in its sole discretion, should determine that in order to prevent dilution or enlargement of rights under the Option, an adjustment should be made in the number, kind, or option exercise price of the shares of stock or other securities then subject or potentially subject to the Option, such adjustment shall be made and shall be effective and binding for all purposes of the Option.

                  9. The Option shall not be transferable by McCLELLAND, either voluntarily or involuntarily, except by will or the laws of descent and distribution, and then only to the extent provided in paragraph 5 hereof. Any other attempt to do so shall void the Option. The Option shall be exercisable during McCLELLAND's lifetime only by McCLELLAND and, after McCLELLAND's death, only by McCLELLAND's legal representative(s).

                  10. McCLELLAND shall not have any rights as a shareholder with respect to any Common Stock covered by the Option until he shall have become the holder of record of such share, and no adjustments shall be made for cash dividends or other distributions or other rights as to which there is a record date preceding the date he becomes the holder of record of such shares.

                  11. The foregoing sets forth the agreement between the parties and the same may not be changed, except by a writing between the parties.

         Executed as of the day and year first above written.

                                                     /s/ Charles McClelland
                                                     ----------------------
                                                     CHARLES McCLELLAND

                                                     BALCHEM CORPORATION

                                                By:  /s/ Herbert D. Weiss
                                                     --------------------
                                                     Herbert D. Weiss,
                                                     President


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